Exhibit  99.1

Relmada Therapeutics Strengthens its Board of Directors with the Appointment of Maged Shenouda and Paul Kelly

Additions Bring Significant Levels of Experience in Diverse Areas Including Finance, Corporate
Development and Product Licensing

NEW YORK, November 12, 2015 - Relmada Therapeutics, Inc. (OTCQB: RLMD), a clinical-stage company developing novel therapies for the treatment of chronic pain, today announced the appointment of Maged Shenouda, R.Ph, MBA, and Paul Kelly, MBA, to the Company’s board of directors. Mr. Shenouda joins the board as an independent director and member of the audit committee, replacing Laidlaw & Co. designee Nabil M. Yazgi, M.D., who recently resigned from the board. Mr. Kelly joins the Relmada board of directors as an independent director and a member of the compensation committee. With these appointments, the Relmada Board expands to six members, with three new independent directors appointed since July 2015, and Relmada will be able to resume the uplisting process to a national stock exchange.

“I am very excited to be working with the Relmada team and look forward to material value creation from the company’s promising pipeline programs,” said Mr. Shenouda. Mr. Shenouda has over 25 years of biotechnology and equity research experience. Most recently, he was head of business development and licensing at Retrophin, Inc. from January 2014 to November 2014. From January 2012 to September 2013, he was managing director, head of east coast operations at Blueprint Life Science Group. From June 2010 to November 2011, Mr. Shenouda was managing director, senior biotechnology analyst at Stifel Nicolaus. He also held senior level positions in equity research at UBS and JP Morgan, and worked in sell side equity research at Citigroup and Bear Stearns where he covered many U.S. and E.U. pharmaceutical companies. Before beginning his career on Wall Street, Mr. Shenouda was a management consultant with PricewaterhouseCoopers Pharmaceutical Consulting and also spent time in pharmaceutical sales, having worked as a hospital representative and managed care specialist for Abbott Laboratories’ pharmaceutical products division. Mr. Shenouda currently serves as independent director for Protea Biosciences and AzurRx Biopharma. He earned a B.S. in pharmacy from St. John's University and is a registered pharmacist in New Jersey and California. He also received an M.B.A from Rutgers Graduate School of Management.

“I am excited and honored to join the Relmada Board at this critical time in the Company’s development,” said Mr. Kelly. “I greatly look forward to assisting the Company as it advances its leading pipeline of novel pain therapeutics.” Paul Kelly has been actively involved as an analyst, consultant and investor in the biotechnology sector for the past twenty years. He began as an equity analyst at Mabon Securities in 1993, and later served in the same capacity at UBS Securities, Volpe, Brown, Whalen, ING Securities, and Merrill Lynch. Mr. Kelly was named to the inaugural Fortune Magazine All Star Analyst Team in 2000. Since 2007, Mr. Kelly has engaged in consulting for private and public biotechnology companies and for hedge funds. He currently manages his own investments and continues his industry consulting activities. Mr. Kelly holds an A.B. in biochemistry from Brown University, attended the University of Rochester School of Medicine, and received an M.B.A in finance from the William E. Simon School at the University of Rochester.

Relmada Therapeutics

W: www.relmada.com | E: info@relmada.com

“This is a very exciting and dynamic time at Relmada, where our clinical development programs and business opportunities are positioned to advance rapidly. To support our progress, both Paul Kelly and Maged Shenouda bring our board significant levels of experience in diverse areas including finance, product licensing, and pharmaceutical sales,” said Sandesh Seth, chairman at Relmada Therapeutics. “Their outstanding and far-reaching expertise will help us target a diverse range of new opportunities as we continue to advance our business development strategy in the months and years ahead.”

About Relmada Therapeutics, Inc.

Relmada Therapeutics is a clinical-stage, publicly traded specialty pharmaceutical company developing novel versions of proven drug products together with new chemical entities that potentially address areas of high unmet medical need in the treatment of pain. The Company has a diversified portfolio of four lead products at various stages of development including d-Methadone (REL-1017) its N-methyl-D-aspartate (NMDA) receptor antagonist for neuropathic pain; topical mepivacaine (REL-1021), its orphan drug designated topical formulation of the local anesthetic mepivacaine; oral buprenorphine (REL-1028) its oral dosage form of the opioid analgesic buprenorphine; and LevoCap ER (REL-1015), its abuse resistant, sustained release dosage form of the opioid analgesic levorphanol. The Company’s product development efforts are guided by the internationally recognized scientific expertise of its research team. The Company’s approach is expected to reduce clinical development risks and costs while potentially delivering valuable products in areas of high unmet medical needs. For more information, please visit Relmada’s website at: www.relmada.com.

Forward-Looking Statements

This news release contains “forward-looking statements.” These statements are based on management’s current expectations and involve risks and uncertainties, which may cause actual results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential, or financial performance. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Relmada undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Contact

Media Contact:

Nick Lamplough

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

Investor Contact:

Michael Becker, SVP of Finance and Corporate Development

Relmada Therapeutics Inc.

Tel: 212-376-5776

mbecker@relmada.com

Relmada Therapeutics

W: www.relmada.com | E: info@relmada.com